As filed with the Securities and Exchange Commission on June 15, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXON ENTERPRISE, INC.

(Exact name of registrant as specified in its charter)

Delaware	86-0741227
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17800 N. 85th St. Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

AXON ENTERPRISE, INC. 2018 STOCK INCENTIVE PLAN

(Full title of the plan)

Douglas E. Klint Executive Vice President and General Counsel Axon Enterprise, Inc. 17800 North 85th Street Scottsdale, Arizona (480) 991-0797	Copies to: Jeffrey E. Beck Snell & Wilmer L.L.P. One Arizona Center 400 East Van Buren Phoenix, Arizona 85004 (602) 382-6000

(Name, address and telephone number (including area code) of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.00001 par value	2,230,271	$64.20	$143,183,398	$17,826

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant’s shares of Common Stock on June 14, 2018.
(3)	Includes (a) 1,000,000 shares of the Registrant’s Common Stock that may be issued under the 2018 Stock Incentive Plan (the “2018 Plan”), (b) 835,271 shares of the Registrant’s Common Stock (the “Carried Forward Shares”) that were not issued as of the effective date of the 2018 Plan under the Axon Enterprise, Inc. 2016 Stock Incentive Plan (the “2016 Plan”) and any other similar plan adopted by the Registrant at any time in the past, which has not lapsed (collectively with the “2016 Plan”, the “Former Plans”) and that may be offered or sold under the 2018 Plan, and (c) 395,000 shares of Common Stock representing the Registrant’s estimate of future forfeited or terminated awards under the 2018 Plan that will become available for future issuance under the 2018 Plan.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Axon Enterprise, Inc. (“Axon” or the “Registrant”), to register 1,835,271 shares of the Registrant’s common stock, par value $ $0.00001 per share (“Common Stock”), which may be offered or sold under the Axon Enterprise, Inc. 2018 Stock Incentive Plan (the “Plan”) plus 395,000 shares of the Registrant’s Common Stock representing the Registrant’s estimate of additional future forfeited or terminated awards under the 2018 Plan that will become available for future issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be delivered to participants in the Plan, covered by this Registration Statement prepared by Axon in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement are available, without charge, to participants upon written or oral request. Participants wishing to receive such documents should contact Douglas E. Klint, Executive Vice President and General Counsel, Axon Enterprise, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which the Registrant has previously filed with the Commission, are incorporated herein by reference and made a part hereof:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018;

c)	The Registrant’s Current Reports on Form 8-K filed on February 27, 2018, April 6, 2018, May 18, 2018 and May 24, 2018 (in each case, other than information that is furnished but that is deemed not to have been filed); and

d)	The description of the Registrant’s Common Stock, $0.00001 par value, contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 7, 2001 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors. To the extent Section 102(b)(7) is interpreted, or the Delaware General Corporation Law is amended, to allow similar protections for officers of a corporation, such provisions of the registrant’s amended and restated certificate of incorporation shall also extend to those persons.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•	The registrant shall indemnify its directors and officers against any losses, actually and reasonably incurred, by a director or officer in connection with a proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, to the extent authorized by the board of directors, indemnify, and provide advances to, employees and under circumstances similar to those allowed for directors and officers.

•	The registrant shall advance expenses incurred by its directors and officers expenses in any proceeding (other than a proceeding brought for an accounting of profits the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law), if such person: (a) furnishes the registrant a written affirmation of such persons good faith belief that such person is entitled to be indemnified, and (b) furnishes the registrant a written undertaking to repay the advance to the extent that it is ultimately determined that such person is not entitled to be indemnified by the registrant.

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, unless: (a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, or (c) such indemnification is provided by the registrant, in its sole discretion, pursuant to the powers vested in the registrant under the Delaware General Corporation Law.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

•	Any repeal or modification of the registrant’s indemnification obligations shall only be prospective and shall not affect the rights of any director, officer, employee or agent in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the registrant.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide additional procedural protections. These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description	Page or Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Independent Registered Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

99.1	Axon Enterprise, Inc. 2018 Stock Incentive Plan	Incorporated by reference to Annex B to the Proxy Statement for the Registrant’s 2018 Annual Meeting of Stockholders filed on April 13, 2018

Item 9.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78 o (d)) that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description	Page or Method of Filing

5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith

23.1	Consent of Independent Registered Accounting Firm	Filed herewith

23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1

24.1	Power of Attorney	See Signature Page

99.1	Axon Enterprise, Inc. 2018 Stock Incentive Plan	Incorporated by reference to Annex B of the Proxy Statement for the Registrant’s 2018 Annual Meeting of Stockholders filed on April 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 13th day of June, 2018.

AXON ENTERPRISE, INC.

/s/ Jawad A. Ahsan
By:	Jawad A. Ahsan
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick W. Smith, Douglas E. Klint, and Jawad A. Ahsan, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicate

Signature		Title	Date

By:	/s/ Patrick W. Smith	Chief Executive Officer and Director	June 13, 2018
	Patrick W. Smith	(Principal Executive Officer)

By:	/s/ Jawad A. Ahsan	Chief Financial Officer (Principal Financial and	June 13, 2018
	Jawad A. Ahsan	Accounting Officer)

By:	/s/ Hadi Partovi	Director	June 13, 2018
Hadi Partovi

By:	/s/ Mark W. Kroll	Director	June 14, 2018
Mark W. Kroll

By:	/s/ Michael Garnreiter	Director	June 13, 2018
Michael Garnreiter

By:	/s/ Richard H. Carmona	Director	June 13, 2018
Richard H. Carmona

By:	/s/ Julie Cullivan	Director	June 13, 2018
Julie Cullivan

By:	/s/ Bret S. Taylor	Director	June 13, 2018
Bret S. Taylor

By:	/s/ Matthew R. McBrady	Director	June 13, 2018
Matthew R. McBrady